UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 20, 2025

International Paper Company
(Exact name of registrant as specified in its charter)

Commission file number 1-3157

New York	13-0872805
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

6400 Poplar Avenue, Memphis, Tennessee	38197
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (901) 419-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 per share par value	IP	New York Stock Exchange
Common Stock, $1 per share par value	IPC	London Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.   Entry into a Material Definitive Agreement

On August 20, 2025, International Paper Company, a New York corporation (the “Company”), International Paper Holdings (Luxembourg) S.à r.l., private limited liability company (société à responsabilité limitée) organized and existing under the laws of the Grand Duchy of Luxembourg (“IP Lux Holdings”), English Oak, LLC, a Delaware limited liability company (“English Oak,” and together with the Company and IP Lux Holdings, the “Sellers”), Absorbent Fiber Topco, Inc., a Delaware corporation (“Parent”), Absorbent Fiber Bidco, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Parent (“Paper Acquisition US”) and Absorbent Fiber Acquisitions Canada, Ltd., an Alberta corporation and a direct wholly owned subsidiary of Paper Acquisition US (“Paper Acquisition Canada,” and together with Paper Acquisition US, collectively, “Buyer”), entered into a Securities Purchase Agreement (the “Sale Agreement”), pursuant to which, among other things, the Sellers will sell to Buyer all of the issued and outstanding equity interests of GCF US Holdings LLC, a Delaware limited liability company, GCF (Asia) Limited, a Hong Kong limited company, International Paper Cellulose Fibers (Poland) sp. z o.o., a limited liability company (spółka z ograniczoną odpowiedzialnością) organized and existing under the laws of the Republic of Poland and International Paper Canada Pulp Holdings ULC, an unlimited liability corporation organized under the laws of the Province of Alberta, which entities represent all of the Company’s Global Cellulose Fibers (“GCF”) business (the “Transaction”).

Pursuant to the Sale Agreement, Buyer will acquire the Company’s GCF business for a purchase price of $1.5 billion, which is subject to certain closing adjustments, and includes the issuance by Parent to the Company of preferred stock of Parent with an aggregate initial liquidation preference of $190 million.

The consummation of the Transaction is subject to customary closing conditions, including, among others, the receipt of approvals or the expiration or termination of applicable waiting or review periods under applicable competition laws, including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended and approval under the Competition Act (Canada) (the “Competition Approvals”).

The Sale Agreement also contains customary representations, warranties and covenants by the Sellers and Buyer. The Sellers have also agreed to use reasonable best efforts to provide customary cooperation with respect to Buyer’s debt financing arrangements.

If the Transaction has not closed by February 20, 2026 (the “End Date”), either the Sellers or Buyer may terminate the Sale Agreement. However, if the closing has not occurred because the Competition Approvals have not been received, and all other conditions to closing have been satisfied (other than those conditions that by their terms are to be satisfied at the closing, each of which is capable of being satisfied at closing) or waived, the End Date will be extended to May 20, 2026.

The Sale Agreement contains certain additional termination rights for the Sellers and Buyer and further provides that, upon termination of the Sale Agreement under specified circumstances, Buyer will be required to pay to the Company a termination fee of $85 million.

The foregoing description of the Sale Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Sale Agreement, a copy of which will be filed with the Company's Form 10-Q for the quarter ended September 30, 2025.

The representations, warranties, covenants and agreements made by the parties in the Sale Agreement were made only for purposes of such agreement and are made as of specific dates. The assertions embodied in those representations and warranties were made for purposes of the Sale Agreement and are subject to qualifications and limitations agreed to by the respective parties in connection with negotiating the terms of the Sale Agreement. In addition, certain representations and warranties may be subject to a contractual standard of materiality different from what might be viewed as material to holders of the Company’s securities or may have been used for the purpose of allocating risk between the respective parties rather than establishing matters as facts.

Item 2.05 Costs Associated with Exit or Disposal Activities.

In connection with the Transaction, on August 20, 2025, the Company determined that it expects to incur a non-cash impairment charge between approximately $700 million and $900 million, as a result of the sale price compared to the estimate of the current net asset value of the GCF business. The Company expects that the non-cash impairment charge will be recorded in the quarter ending September 30, 2025. The GCF business will be classified as held for sale in the balance sheet as of September 30, 2025, and the current and historical operating results of the GCF business will be treated as a discontinued operation, including the impairment charge recognized in the quarter ending September 30, 2025. The estimated non-cash impairment charge reflects the Company's best estimate as of the date of this Current Report on Form 8-K; however, the

Company continues to evaluate the amount of the impairment, and the non-cash impairment charge recorded in the quarter ending September 30, 2025 could differ from the Company’s preliminary estimate.

Item 2.06 Material Impairments.
The information disclosed in Item 2.05 of this Current Report on Form 8-K is incorporated by reference into this Item 2.06.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

In connection with the Transaction, Clayton R. Ellis, Senior Vice President – Global Cellulose Fibers, is expected to depart the Company effective as of the closing of the Transaction and to assume a position at the GCF business.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K that are not historical in nature may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements can be identified by the use of forward-looking or conditional words such as “expects,” “anticipates,” “believes,” “estimates,” “could,” “should,” “can,” “forecast,” “outlook,” “intend,” “look,” “may,” “will,” “remain,” “confident,” “commit” and “plan” or similar expressions. These statements are not guarantees of future performance and reflect management’s current views and speak only as to the dates the statements are made and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these statements. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Factors which could cause actual results to differ include, among others, those discussed under “Risk Factors” in our most recent SEC filed quarterly or annual report, the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the Sale Agreement; the outcome of any legal proceedings that may be instituted against the parties to the Transaction; the failure to obtain necessary regulatory approvals; the possibility that the Transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; the value of asset impairment charges arising from or in connection with the Transaction; diversion of management’s attention from ongoing business operations and opportunities; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the Transaction; the ability of the parties to consummate the Transaction and the other transactions contemplated by the Sale Agreement and the timing of such transactions; global economic conditions and political changes; and other factors that may affect future results of the Company. Furthermore, such forward-looking statements speak only as of the date of this report. Except as required by law, the parties undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. Risks or uncertainties (i) that are not currently known to the parties, (ii) that the parties currently deem to be immaterial, or (iii) that could apply to any company, could also materially adversely affect the future results of the Company.
Item 7.01 Regulation FD Disclosure
On August 21, 2025, the Company issued a press release announcing the signing of the Sale Agreement. A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

The information furnished pursuant to this Item 7.01, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.   Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated August 21, 2025.
104	The cover page from this Current Report on Form 8-K, formatted as inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Paper Company

Date:	8/21/2025	By:	/s/ Joseph R. Saab
		Name:	Joseph R. Saab
		Title:	Senior Vice President, General Counsel and Corporate Secretary